Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

Materialise NV

Leuven, Belgium

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No.333-226006) of Materialise NV our report dated July 3, 2018, relating to the consolidated financial statements of ACtech Holding GmbH, which appears in this Current Report on Form 6-K.

/s/ BDO AG

BDO AG

Wirtschaftsprüfungsgesellschaft

Berlin, Germany

July 3, 2018